EXHIBIT 99.1

NEWS RELEASE
FOR INFORMATION CONTACT:
Glimcher Realty Trust
150 East Gay Street
Columbus, Ohio 43215

William G. Cornely Exec. V.P./COO (614) 887-5614 bcornely@glimcher.com	Mark E. Yale Sr. V.P./CFO (614) 887-5610 myale@glimcher.com	Carolee J. Oertel Mgr. Investor Relations (614) 887-5613 coertel@glimcher.com

FOR IMMEDIATE RELEASE
Thursday, October 28, 2004

GLIMCHER REPORTS 2004 THIRD QUARTER RESULTS

•	Revenues grew 16% for the quarter

•	Debt to market capitalization improved to 54.6%

•	Average mall store sales increased 7.0% to $320 per square foot

COLUMBUS, OH–October 28, 2004–Glimcher Realty Trust, (NYSE: GRT), today announced financial results for the third quarter ended September 30, 2004. A description and reconciliation of non-GAAP financial metrics is contained in the Operating Results tables found on pages 4 and 5, attached, and references to per share amounts are based on diluted common shares.

Net income available to common shareholders increased to $20.3 million in the third quarter of 2004 compared to a $3.0 million in the third quarter of 2003. On a per share basis, net income available to common shareholders increased to $0.56 from $0.08 in the third quarter of 2003. Funds From Operations (“FFO”) increased 4.9% in the third quarter of 2004 to $21.7 million, compared to $20.7 million in the third quarter of 2003. FFO per share for the third quarter was $0.55 compared to $0.54 in the third quarter of 2003.

For the first nine months of 2004, net income was $23.6 million ($0.65 per share) compared to $1.6 million ($0.05 per share) in the first nine months of 2003, and FFO was $61.5 million ($1.56 per share) in 2004 compared to $49.4 million ($1.29 per share) in the first nine months of 2003.

“The third quarter results articulate our sound strategy as we once again deliver growth in both net income and funds from operations,” stated Michael P. Glimcher, President.

Summary of Financial Results
(unaudited, dollars in thousands except per share amounts)

	For Three Months Ended September 30,			For Nine Months Ended September 30,
	2004	2003	% Change	2004	2003	% Change
Revenues	$84,147	$72,279	16.4%	$254,851	$212,869	19.7%

Net income available to common shareholders	$20,303	$2,953	587.5%	$23,616	$1,633	1346.2%
Earnings per diluted share	$0.56	$0.08	600.0%	$0.65	$0.05	1200.0%
FFO	$21,678	$20,665	4.9%	$61,526	$49,376	24.6%
FFO per diluted common share	$0.55	$0.54	1.9%	$1.56	$1.29	20.9%

Glimcher Realty Trust
Add 2

FINANCIAL AND OPERATIONAL HIGHLIGHTS

•	Revenues in the third quarter of 2004 were $84.1 million compared with revenues of $72.3 million in the third quarter of 2003. The 16.4% increase included $8.6 million from properties previously owned in joint ventures where the Company has acquired the joint venture interests not previously owned by the Company and $5.3 million from the acquisitions of WestShore Plaza in August 2003 and Eastland Mall (Ohio) in December 2003. These increases were partially offset by a 0.6% decline in comparable center revenues in the mall portfolio.

•	Net income available to common shareholders increased to $20.3 million in the third quarter of 2004 from $3.0 million in the third quarter of 2003. The significant increase was primarily driven by the $18.8 million gain recognized during the quarter on the sale of 25 community center assets.

•	Same mall NOI increased in the third quarter of 2004 by 1.6% over NOI for the third quarter of 2003, reflecting an improved tenant reimbursable expense rate partially offset by lower comparable center revenues.

•	Average retail sales for mall stores increased 7.0% to $320 per square foot for the twelve months ending September 30, 2004 compared to $299 per square foot at September 30, 2003. Comparable mall store sales increased 1.0% for the twelve months ending September 30, 2004 from the same period in 2003.

•	Mall store average rents increased to $24.28 per square foot at September 30, 2004, an increase of 2.5% from the $23.69 per square foot at September 30, 2003. Occupancy for mall stores at September 30, 2004 was 85.8% compared to 86.4% at June 30, 2004. Excluding the two properties currently being redeveloped, Great Mall of the Great Plains and Montgomery Mall, store occupancy was 87.4% at September 30, 2004 compared to 87.9% at June 30, 2004.

•	With the majority of the $103.1 million of proceeds on the sale of 25 community center assets being applied to reduce outstanding debt, the Company’s debt to market capitalization ratio improved to 54.6% as of September 30, 2004 from 58.2% at June 30, 2004.

Outlook

For the full year of 2004, the Company expects that FFO per share will be in the range of $2.24 to $2.30 per share and earnings per share to be in the range of $0.87 to $0.93 per share. No fourth quarter acquisitions or dispositions are assumed in the guidance. A reconciliation of estimated earnings per share to estimated FFO per share for 2004 follows:

	Low End	High End

Expected Earnings per share	$ 0.87	$ 0.93
Add: Real estate depreciation and amortization	1.93	1.93
Less: Gain on sales of properties	(0.56)	(0.56)

Expected FFO per share	$ 2.24	$ 2.30

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms. The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.

Funds from Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”). The Company uses FFO in addition to net income to report operating results. FFO is an industry standard for evaluating operating performance defined as net income, plus real estate depreciation, less gains or losses from sales of depreciable property, extraordinary items and the cumulative effect of accounting changes. FFO does include impairment losses for properties held for use and held for sale. Reconciliations of non-GAAP financial measures to net income available to common shareholders are included in the Operating Results tables found on pages 4 and 5, attached.

Glimcher Realty Trust
Add 3

Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition, the Company’s computation of same mall NOI excludes property bad debt expense and lease termination income. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance. Real estate asset depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT’s definition.

About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of enclosed regional and super-regional malls. At September 30, 2004, the Company’s mall portfolio comprised of 25 properties located in 16 states with GLA totaling approximately 21.8 million square feet. The community center assets and single tenant portfolio is comprised of 17 properties representing approximately 2.6 million square feet. Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.” Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT.F” and “GRT.G,” respectively. Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.

Third quarter Conference Call

Glimcher’s third quarter investor conference call is scheduled for 11:00 a.m. ET on Thursday, October 28, 2004. Those wishing to join this call may do so by calling (888) 879-9207. A replay will be available through midnight November 10, 2004, by dialing (800) 642-1687, passcode 1069393. This call also will be simulcast and available over the Internet via the web site www.glimcher.com on October 28, 2004 and continue through November 10, 2004. Supplemental information about the third quarter operating results is available on the Company’s web site or by calling Carolee Oertel at (614) 887-5613.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material include, but are not limited to, economic and market conditions, tenant bankruptcies, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Company to make additional investments in regional mall properties, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, the failure to refinance debt at favorable terms and conditions, the failure to sell properties as anticipated and the failure to achieve FFO for 2004 as set forth in this press release, as well as other risks listed from time to time in the Company’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

Visit Glimcher at: www.glimcher.com
Financial tables follow…

Glimcher Realty Trust
Add 4

GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended September 30,
Statement of Operations	2004		2003

Total revenues	$84,147		$72,279
Total expenses	54,549		47,336

Operating income	29,598		24,943
Interest expense, net	22,394		20,169
Equity in income of unconsolidated entities, net	-		286

Income before minority interest in operating partnership
and discontinued operations	7,204		5,060

Minority interest in operating partnership	1,830		253

Income from continuing operations	5,374		4,807
Discontinued operations:
Gain (loss) on sales of properties and properties held for sale	18,777		(203)
Income from operations	512		1,846
Gain on sale of assets	-		-

Net income	24,663		6,450
Less: Preferred stock dividends	4,360		3,497

Net income available to common shareholders	$20,303		$2,953

Reconciliation of Net Income Available to Common Shareholders to Funds From Operations		Per Diluted Common Share		Per Diluted Common Share

Net income available to common shareholders	$20,303		$2,953
Minority interest in operating partnership	1,830		253

	22,133	$0.56	3,206	$0.08
Real estate depreciation and amortization	18,322	0.46	16,467	0.43
Share of joint venture real estate depreciation and amortization	-	-	953	0.02
(Gain) loss on sale of properties and assets	(18,777)	(0.47)	203	0.01
Impairment losses restatement for 2003	-	-	(164)	-

Funds From Operations	$21,678	$0.55	$20,665	$0.54

Weighted average common shares outstanding - basic	35,574		34,900
Weighted average common shares outstanding - diluted	39,547		38,359

Earnings per Share

Net income available to common shareholders before discontinued
operations per common share	$0.08		$0.04
Discontinued operations per common share	$0.49		$0.04
Earnings per share per common share	$0.57		$0.08

Net income available to common shareholders before discontinued
operations per diluted common share	$0.07		$0.04
Discontinued operations per diluted common share	$0.49		$0.04
Earnings per diluted common share	$0.56		$0.08
Funds from operations per diluted common share	$0.55		$0.54

--more--

Glimcher Realty Trust
Add 5

GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Nine Months ended September 30,
Statement of Operations	2004		2003

Total revenues	$254,851		$212,869
Total expenses	166,349		148,610

Operating income	88,502		64,259
Interest expense, net	71,195		58,339
Equity in income of unconsolidated entities, net	3		1,675

Income before minority interest in operating partnership
and discontinued operations	17,310		7,595

Minority interest in operating partnership	2,135		131

Income from continuing operations	15,175		7,464
Discontinued operations:
Gain (loss) on sales of properties and properties held for sale	21,920		(2,263)
Income from operations	4,557		3,690
Gain on sale of assets	-		2,156

Net income	41,652		11,047
Less: Preferred stock dividends	13,158		9,414
Less: Preferred stock issuance write-off upon Series B Redemption	4,878		-

Net income available to common shareholders	$23,616		$1,633

Reconciliation of Net Income Available to Common Shareholders to Funds From Operations		Per Diluted Common Share		Per Diluted Common Share

Net income available to common shareholders	$23,616		$1,633
Minority interest in operating partnership	2,135		131

	25,751	$0.65	1,764	$0.05
Real estate depreciation and amortization	57,656	1.47	47,084	1.23
Share of joint venture real estate depreciation and amortization	39	0.00	2,881	0.07
(Gain) loss on sale of properties and assets	(21,920)	(0.56)	107	0.00
Impairment losses restatement for 2003	-	-	(2,460)	(0.06)

Funds From Operations	$61,526	$1.56	$49,376	$1.29

Weighted average common shares outstanding - basic	35,402		34,591
Weighted average common shares outstanding - diluted	39,416		38,138

Earnings per Share

Net (loss) income available to common shareholders before
discontinued operations per common share	$(0.01)		$0.01
Discontinued operations per common share	$0.68		$0.04
Earnings per share per common share	$0.67		$0.05

Net (loss) income available to common shareholders before
discontinued operations per diluted common share	$(0.02)		$0.01
Discontinued operations per diluted common share	$0.67		$0.04
Earnings per diluted common share	$0.65		$0.05
Funds from operations per diluted common share	$1.56		$1.29

--more--

Glimcher Realty Trust
Add 6

GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	Sept. 30, 2004	December 31, 2003
Investment in real estate, net	$1,830,095	$1,707,834
Total assets	$1,956,595	$1,837,423
Mortgage notes and other notes payable	$1,397,134	$1,295,058
Debt to market capitalization	54.6%	55.5%

	Sept. 30, 2004	Sept. 30, 2003

Occupancy:
Mall Anchors - Total Portfolio	94.5%	94.0%
Comparable Mall Anchors - excludes Eastland Columbus	94.3%	93.6%
Mall Stores - Total Portfolio	85.8%	90.2%
Comparable Mall Stores - excludes Eastland Columbus	85.7%	90.3%
Total Mall Portfolio	91.4%	92.6%

Community Center Anchors	66.2%	76.0%
Community Center Stores	69.1%	78.6%
Total Community Center Portfolio	66.9%	77.2%
Comparable Community Center Portfolio	66.9%	72.8%

Average Base Rents:
Mall Anchors - Total Portfolio	$5.75	$5.75
Comparable Mall Anchors - excludes Eastland Columbus	$5.89	$5.68
Mall Stores - Total Portfolio	$24.28	$23.69
Comparable Mall Stores - excludes Eastland Columbus	$24.03	$23.28
Community Center Anchors	$6.05	$5.15
Community Center Stores	$12.45	$9.78
Total Community Center Portfolio	$7.66	$6.31
Comparable Community Center Portfolio	$7.66	$7.17

--30--